                                                                Exhibit 99(p)(1)


                                THE TORRAY FUND
                                CODE OF ETHICS
                           Adopted Under Rule 17j-1

The Torray Fund (the "Fund"), is confident that its Trustees, Officers, and employees act with integrity and good faith. The Fund recognizes, however, that personal interests may conflict with the Fund's interests where Officers, Trustees and certain other persons:

     .    know about present or future Fund portfolio transactions; or

     .    have the power to influence Fund portfolio transactions; and

     .    engage in Securities transactions for their personal account(s).
                    ----------

In an effort to prevent any conflict from arising and in accordance with Rule 17j-1(b)(1) under the Investment Company Act of 1940, the Fund has adopted this Code of Ethics to address transactions that may create or appear to create conflicts of interest, and to establish reporting requirements and enforcement procedures.

I.   About this Code of Ethics

     A.   Who is covered by the Code of Ethics?
          ------------------------------------

          .    All Fund Officers; and
          .    All Fund Trustees, both Interested and Independent.
                                       ----------     -----------

     B.   What rules apply to me?
          ----------------------

          This Code sets forth specific prohibitions regarding Securities
                                                               ----------
          transactions. They are applicable to everyone, except where otherwise noted. It also sets out certain reporting requirements. For the reporting requirements that apply to you, please refer to Parts A-B, as indicated below. (Definitions of underlined terms are included in
                                               ----------
          Appendix I).

          .    Independent Trustees                 Part A
               -----------
          .    Interested Trustees and Fund Officers      Part B
               ----------

II.  Statement of General Principles.

     In recognition of the trust and confidence placed in the Fund by its shareholders, and because the Fund believes that its operations should benefit its shareholders, the Fund has adopted the following universally applicable principles:

     A. The interests of Fund shareholders are paramount. Shareholder interests must be placed before your personal interests.

     B.   All personal Securities transactions must be accomplished in a manner
                       ----------
          that avoids conflict between personal interests with those of the Fund and its shareholders.

     C. You must avoid actions or activities that allow (or appear to allow) you or your family to benefit from your position with the Fund, or that bring into question your independence or judgment.

III. Generally Applicable Prohibitions and Restrictions

     A.   Prohibition Against Fraud, Deceit and Manipulation.
          ---------------------------------------------------

          You cannot, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by the Fund:
                           -------- ----------------------

          (1)  employ any device, scheme or artifice to defraud the Fund;

          (2) make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (3) engage in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or

          (4)  engage in any manipulative practice with respect to the Fund.

     B.   Limits on Accepting or Receiving Gifts.
          --------------------------------------

          You cannot accept or receive any gift of more than de minimis value from any person or entity in connection with the Fund's entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Fund.

     C.   Blackout Period on Personal Securities Transactions.
          ---------------------------------------------------

          Interested Trustees and Fund Officers cannot purchase or sell,
          -------------------
          directly or indirectly, any security in which they have (or by reason
                                      --------
          of such transaction acquire) any beneficial ownership on the same day
                                           --------------------
          as the same (or a related) security is being purchased or sold by
                                     -----------------------------------
          Fund.

     D.   Prohibition on Selling Recently-Acquired Securities.
          ---------------------------------------------------

          Interested Trustees and Fund Officers cannot sell a security within 60
          -------------------                                 --------
          days of acquiring that security.
                                 --------

     E.   Pre-Approval of IPO's and Private Placements.
          --------------------------------------------

          Interested Trustees and Fund Officers must obtain approval from the
          -------------------
          Fund's President before acquiring beneficial ownership of any
                                            --------------------
          Securities offered in connection with an IPO or a private placement.
          ----------                               ---      -----------------

IV.  Reporting Requirements

     Subject to Section VII hereof, all Trustees, Officers and certain named persons must comply with the reporting requirements set forth in Parts A-C.

V.   Management's Annual Written Report to the Board

     At least once a year, the management of the Fund will provide a written report that includes:

     A.   Issues Arising Under the Code.  The report will describe any issue(s)
          -----------------------------
          that arose during the previous year under the Code or procedures thereto, including any material Code or procedural violations, and any resulting sanctions.

     B.   Certification and Adoption.  The report will certify to the Board that
          --------------------------
          the Code has measures reasonably necessary to prevent Access Persons
                                                                --------------
          from violating the Code currently and in the future.

VI.  Review and Enforcement of the Fund's Code.

     A.   Appointment of Review Officer.
          -----------------------------

          A review officer (the "Review Officer") will be appointed by the Fund's President to perform the duties described in this Section VI.

     B.   The Review Officer's Duties and Responsibilities.
          ------------------------------------------------

          (1)  The Review Officer shall notify each person who becomes an Access
                                                                          ------
               Person and is thereby required to report under this Code of
               ------
               Ethics, no later than 10 days prior to the first quarter in which they are obligated to begin reporting.

          (2)  The Review Officer will, on a monthly basis, compare all reported
                                             -------
               personal Securities transactions with the Fund's completed
                        ----------
               portfolio transactions and a list of Securities being considered
                                                    ----------
               for purchase or sale by the Fund's adviser (if such a list exists) company to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Review Officer must give the person an opportunity to supply explanatory material.

          (3) If the Review Officer determines that a Code violation has or may have occurred, the Review Officer must submit the determination, together with the confidential quarterly report and any explanatory material provided by the person, to the President and legal counsel for the Fund. The President and such counsel will determine whether the person violated the Code.

          (4) No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

          (5)  The Review Officer will report his or her own Securities
                                                             ----------
               transactions to an Alternate Review Officer on a quarterly basis, which Alternative Review Officer shall otherwise fulfill the duties of the Review Officer with respect to Securities
                                                            ----------
               transactions so reported. If a Securities transaction of the
                                              ----------
               Review Officer is under consideration, a Vice President will act for the Review Officer for purposes of this Section VI.

     C.   Resolution; Sanctions.
          ---------------------

          If the President finds that a person has violated the Code, the President will approve a proposed resolution of the situation or, if appropriate, impose upon the person sanctions that the President deems appropriate and will report the violation and the resolution and/or sanction imposed to the Board of Trustees at the next regularly scheduled board meeting unless, in the sole discretion of the President, circumstances warrant an earlier report.

VII. Interrelationship With Investment Manager's Code of Ethics.

     A.   General Principle. A person who is both a Fund Trustee or Fund Officer
          -----------------
          and an Access Person of the Torray Corporation is only required to
                 -------------
          report under, and otherwise comply with the Torray Corporation's Code of Ethics.

      B.   Procedures.  The Manager of the Fund must:
           ----------

           (1) Submit to the Board of Trustees of the Fund a copy of its code of ethics adopted pursuant to Rule 17j-1;

           (2) Promptly furnish to the Fund, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Fund's Code;

           (3) Promptly report to the Fund in writing any material amendments to its code of ethics; and

           (4) Immediately furnish to the Fund, without request, all material information regarding any violation of its code of ethics by any person.

VIII. Record Keeping.

      The Fund will maintain records as set forth below. These records will be maintained in accordance with rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission.

      A. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place;

      B. A list of all persons who are, or within the past five years have been, required to submit reports under this Code, or who were responsible for reviewing these reports, will be maintained in an easily accessible place;

      C. A copy of each quarterly transaction report made by an officer or Trustee under this Code will be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

      D. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred.

      E. A copy of each annual report to the Board must be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     F. The Fund must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Interested
                                                                 ----------
          Trustees and Fund Officers of Securities acquired in an IPO or private
          --------                      ----------                ---    -------
          placement, for at least five years after the end of the fiscal year in
          ---------
          which the approval is granted.

IX.  Miscellaneous.

     A.   Confidentiality.  All personal Securities transactions reports and any
          ---------------                ----------
          other information filed with the Fund under this Code will be treated as confidential, provided that such reports and related information may be provided to the Securities and Exchange Commission and other regulatory agencies.

     B.   Interpretation of Provisions.  The Board of Trustees may from time to
          ----------------------------
          time adopt such interpretations of this Code as it deems appropriate.


Adopted [__________________]

                                    PART A

                      Procedures for Independent Trustees


     I.   Required Reports.

          Quarterly Transaction Reports.

          (A)  You must report transactions in Securities on a quarterly basis,
                                               ----------
               as well as any Securities accounts established during the
                              ----------
               quarter. You must submit your report to the Review Officer no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A Quarterly Personal Securities Transactions Report is included as Appendix II.

          (B)  Notwithstanding Part (A), above, reports of individual Securities
                                                                      ----------
               transactions are required only if you knew at the time of the transaction or, in the ordinary course of fulfilling your official duties as a Trustee, should have known, that during the 15 day period immediately preceding or following the date of your transaction, the same security was purchased or sold, or was
                                     --------
               being considered for purchase or sale, by the Fund.

          (B) If you had no reportable transactions during the quarter or did not open any accounts in which Securities were held, you are
                                              ----------
               still required to submit a report. Please note on your report that you had no reportable transactions during the quarter, and return it, signed and dated.

     II. What Securities Transactions and Accounts are Covered Under My Quarterly Reporting Obligation?

          (A) If the transaction is reportable because it comes within paragraph (1), above, you must report all transactions in Securities that because of the transaction, you acquire direct or
               ----------
               indirect beneficial ownership.
                        --------------------

          (B) The report must include any account you established in which any Securities were held during the quarter.
               ----------

               Note:  The "should have known" standard does not:
               ----

                      .    imply a duty of inquiry;

                      . presume you should have deduced or extrapolated from discussions or memoranda dealing with the Fund's investment strategies; or

                      . impute knowledge from your awareness of the Fund's portfolio holdings, market considerations, or investment policies, objectives and restrictions.

     III. What Transactions May Be Excluded from Your Report?

          (A) You are not required to detail or list the following transactions on your quarterly report:

               (1) Purchases or sales effected for any account over which you have no direct or indirect influence or control.
                                                            -------

               (2) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchase Securities issued by your employer.
                    ----------

               (3) Purchases arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities,
                                                                     ----------
                    as long as you acquired these rights from the issuer, and sales of such rights so acquired.

               (4) Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account to a bona fide margin call.

          (B) You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the
                        --------------------        --------
               report.

                                    PART B
             Procedures For Interested Trustees and Fund Officers

I.   General Obligations.

     (A)  List of Securities Holdings.      You must provide the Review Officer
          with a complete listing of all Securities you beneficially own as of
                                         ----------     ------------ ---
          December 31, 1999. Each following year, you must submit a revised list to the Review Officer showing the Securities you beneficially own as
                                            ----------     ------------ ---
          of December 31. You must submit the initial listing within 10 days of the date you first become a Trustee, and each update no later than 30 days after the start of the year.

     (B)  Exception.  You are not required to provide this list of Securities if
                                                                   ----------
          you must provide this information under a code of ethics adopted by the Torray Corporation.

II.  Required Transaction Reports.

     (A)  Quarterly Transaction Reports

          (1)  You must report transactions in Securities on a quarterly basis,
                                               ----------
               as well as any Securities accounts established during the
                              ----------
               quarter. You must submit your report to the Review Officer no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A Quarterly Personal Securities Transactions Report is included as Appendix II.

          (2) If you had no reportable transactions during the quarter or did not open any accounts in which Securities were held, you are
                                              ----------
               still required to submit a report. Please note on your report that you had no reportable transactions during the quarter, and return it, signed and dated.

          (3)  Remember:  You are not required to report your transactions under
               --------
               the Fund's Code this if you are required to file reports under a code of ethics adopted by the Investment Manager.

III. What Securities Transactions and Accounts are Covered Under Your Quarterly Reporting Obligation?

     (A)  You must report all transactions in Securities that because of the
                                              ----------
          transaction, you acquire direct or indirect beneficial ownership.
                                                      --------------------

     (B) The report must also include any account you established in which Securities were held during the quarter.
          ----------

IV.  What Securities Transactions May Be Excluded from Your Report?

     (A)  You are not required to detail or list the following Securities or
                                                               ----------
          transactions on your report:

          (1) Purchases or sales effected for any account over which you have no direct or indirect influence or control.
                                                  -------

          (2) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchase Securities issued by
                                                          ----------
               your employer.


          (3) Purchases arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as
                                                         ----------
               you acquired these rights from the issuer, and sales of such rights so acquired.

          (4) Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account to a bona fide margin call.

     (B) You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.
          --------------------        --------

                                  APPENDIX I

                                  Definitions

Access Person  includes any director or officer of a fund or of a fund's
-------------
investment adviser, or employee of the fund or its investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a fund's portfolio Securities or who has access to information
                                ----------
regarding a fund's future purchases or sales of portfolio Securities.
                                                          ----------
Beneficial ownership means the same as it does under Section 16 of the
--------------------
Securities Exchange Act of 1934. You should generally consider yourself the "beneficial owner" of any Securities in which you have a direct or indirect
                          ----------
pecuniary interest. In addition, you should consider yourself the beneficial owner of Securities held by your spouse, your minor children, a relative who
         ----------
shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Control means the same as it does under in Section 2(a)(9) of the 1940 Act.
-------
Section 2(a)(9) provides that "control" means the power to exercise a
                               -------
controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting Securities is presumed to give
                                                 ----------
the holder of such Securities control over the company.  This presumption may be
                   ---------- -------
countered by the facts and circumstances of a given situation.

Independent Trustee means a Trustee of the Fund who is not an "interested
-------------------
person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act. As of January 20, 2000, the Fund's independent Trustees are:
                                --------------------

                         Frederick Amling
                         Bruce C. Ellis
                         Robert P. Moltz
                         Roy A. Schotland
                         Wayne H. Shaner

Initial Public Offering ("IPO") means an offering of Securities registered under
-------------------------------                      ----------
the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or
Section 15(d) of the Securities and Exchange Act of 1934.

Interested Trustee means a Trustee of the Fund who is an "interested person" of
------------------
the Fund within the meaning of Section 2(a)(19) of the 1940 Act. As of January 20, 2000, the Fund's interested Trustee is:
                     ------------------

                         William M Lane

Private Placement (or Limited Offering) means an offering that is exempt from
---------------------------------------
registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) of the Securities Act of 1933. Purchase or sale of a security
                                            ------------------------------
includes, among other things, the writing of an option to purchase or sell a security.
--------

Security means the same as it does under Section 2(a)(36) of the 1940 Act,
--------
except that it does not include Securities issued by the U.S. government or its
                                ----------
agencies, bankers' acceptances, bank certificates of deposit, commercial paper and registered, open-end mutual funds.

A security held or to be acquired by the Fund means any security which, within
  -------------------------------                       --------
the most recent 15 days, (i) is or has been held by the Fund, or (ii) is being or has been considered by the Fund's adviser or sub-adviser for purchase by the Fund.

A security is being purchased or sold by the Fund from the time a purchase or
  --------    -----------------------
sale program has been communicated to the person who places buy and sell orders for the Fund until the program has been fully completed or terminated.

A security is being considered for purchase or sale by a Fund when a security is
  --------    -------------------------------------                  --------
identified as such by the adviser to the Fund.

                                  APPENDIX II
                                THE TORRAY FUND

Quarterly Personal Securities Transactions Report

Name of Reporting Person:__________________________________
Calendar Quarter Ended:____________________________________

----------------------------------------------------------------------------------------------------
                                                                            Name of Broker, Dealer
  Name                                                                                or
   of        Date of     Title of    No. of Shares/     Type of                 Bank Effecting
 Issuer    Transaction   Security   Principal Amount  Transaction   Price        Transaction
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

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

If you established an account within the last quarter, please provide the following information:

----------------------------------------------------------------------------------------------------
Name of Broker,    Date Account was   Interest Rate    Maturity Date       Date Report Submitted
Dealer or Bank     Established       (if applicable)  (if applicable)      by Access Person




----------------------------------------------------------------------------------------------------

If you had no reportable transactions during the quarter, please check here. [_] If you to disclaim beneficial ownership of one or more Securities reported
                   --------------------                ----------
above, please describe below and indicate which Securities are at issue.________
                                                ----------
________________________________________________________________________________
________________________________________________________________________________



____________________              __________
Signature                         Date


                           RETURN TO WILLIAM M LANE.

                                     II-1